Exhibit 99.1

NEWS RELEASE

For Immediate Distribution	Contact:	Timothy McKenna
tmckenna@rocksp.com
Phone: 609-734-6430

Rockwood Reports Second Quarter Results:

•                  As reported EPS from continuing operations of $2.81 vs. $1.11.

•                  As adjusted EPS from continuing operations of $1.24 vs. $1.17.

Princeton, New Jersey; August 1, 2012 — Rockwood Holdings, Inc. (NYSE: ROC), a global producer of specialty chemicals and advanced materials, today reported earnings per share from continuing operations of $2.81 for the second quarter of 2012 as compared to $1.11 for the same period in the prior year. The reported results include a $139.0 million income tax benefit related to the reversal of our federal valuation allowance on net federal deferred tax assets.

Rockwood’s as adjusted earnings per share from continuing operations increased to $1.24 in the second quarter of 2012 from $1.17 for the same period in the prior year.

Commenting on the second quarter, Seifi Ghasemi, Chairman and Chief Executive Officer, said, “A majority of Rockwood’s net sales and cost of products sold are denominated in Euros and are impacted by the fluctuation of the Euro against our reporting currency, the U.S. dollar. Over the past year, we have seen a significant fluctuation in the Euro/U.S. dollar exchange rate. The effect of foreign currency translation decreased our reported net sales by $75.1 million and our Adjusted EBITDA by $19.2 million in the quarter, driven primarily by changes in the Euro/U.S. dollar rate.

“However, our operating margins have not been significantly impacted by currency fluctuations as our portfolio of businesses act as a natural hedge against currency fluctuations because, in general, net sales and cost of products sold are generated or incurred in the same currency. Our Adjusted EBITDA margin for the second quarter of 2012 was 24.4%, 100 basis points higher than last year.

“Despite the currency headwind, we reported adjusted earnings per share of $1.24 versus $1.17 last year.  This illustrates the fundamental strength of Rockwood’s core businesses. Adjusted for currency, our lithium, surface treatment and advanced ceramics businesses each increased net sales and Adjusted EBITDA during the quarter.”

Mr. Ghasemi added, “We commenced a cash dividend program and recently paid our first quarterly dividend of $0.35 per share. In addition, we started up our new state-of-the-art lithium hydroxide facility in North Carolina, and we bought a 100,000-ton-per-year TiO2 facility in Germany which is expected to significantly enhance the value of our titanium dioxide business.”

The highlights from continuing operations for the second quarter and six months ended June 30, 2012 are as follows:

•                  Net sales were $905.6 million for the second quarter of 2012, down 9.4% compared to $1,000.0 million for the same period in the prior year. Net sales were $1,815.1 million for the six months ended June 30, 2012, down 5.2% compared to $1,914.0 million for the same period in the prior year.

•                  Adjusted EBITDA was $221.1 million for the second quarter of 2012, down 5.4% compared to $233.6 million for the same period in the prior year.  Adjusted EBITDA was $456.0 million for the six months ended June 30, 2012, up 3.6% compared to $440.2 million for the same period in the prior year.

•                  On a constant-currency basis, net sales decreased 1.9% and Adjusted EBITDA increased 2.9% for the second quarter of 2012 compared to the same period in the prior year. For the six months ended June 30, 2012, net sales and Adjusted EBITDA increased 0.2% and 9.8%, respectively, compared to the same period in the prior year.

•                  Net income attributable to Rockwood for the second quarter of 2012 was $224.9 million, including income of $125.8 million related to other items, primarily related to the reversal of $139.0 million of our federal valuation allowance on net federal deferred tax assets. Net income attributable to Rockwood for the second quarter of 2011 was $88.9 million, including other charges of $4.7 million.

Net income attributable to Rockwood for the six months ended June 30, 2012 was $300.7 million, including income of $103.0 million related to other items. Net income attributable to Rockwood for the six months ended June 30, 2011 was $152.2 million, including other charges of $11.6 million.

•                  Diluted earnings per share for the second quarter of 2012 were $2.81, including income of $1.57 related to other items. Excluding other items, diluted earnings per share were $1.24 in the second quarter of 2012. Diluted earnings per share for the second quarter of 2011 were $1.11, including other charges of $0.06. Excluding other charges, diluted earnings per share were $1.17 in the second quarter of 2011.

Diluted earnings per share for the six months ended June 30, 2012 were $3.76, including income of $1.29 related to other items. Excluding other items, diluted earnings per share were $2.47 for the six months ended June 30, 2012. Diluted earnings per share for the six months ended June 30, 2011 were $1.91, including other charges of $0.14. Excluding other charges, diluted earnings per share were $2.05 for the six months ended June 30, 2011.

•                  We announced in June 2012 that our titanium dioxide pigments venture entered into a new facility agreement in the amount of €430 million. The proceeds were used to repay outstanding term loans under the previous facility agreement, to pay a dividend to the venture partners (including Rockwood) and for general corporate purposes.

Looking ahead, Mr. Ghasemi concluded, “We expect that volumes in our lithium, surface treatment and advanced ceramics businesses will remain steady for the balance of the year. As we have said for the last two years, we do not expect any pickup in volumes in Performance Additives which has significant exposure to the construction market. For the first half of 2012, our titanium dioxide business performed well as we have improved our Adjusted EBITDA margins. Despite the current slowdown in demand, we remain confident about the future prospects of our titanium dioxide business in the mid- to long-term as we do not expect any significant change in the fundamental drivers of this business.”

Second quarter results, as compared with the same period a year ago, are summarized below:

•                  Lithium:  Net sales and Adjusted EBITDA increased 0.2% and 4.3%, respectively.

•                  Net sales increased from higher selling prices and higher volumes of lithium battery products, but were negatively impacted by currency changes and lower volumes of butyllithium in Asia.

•                  Adjusted EBITDA increased from higher net sales, partially offset by higher selling, general and administrative expenses and raw material costs.

•                  Surface Treatment:  Net sales and Adjusted EBITDA decreased 5.4% and 2.3%, respectively.

•                  Net sales decreased from the negative impact of currency changes and lower volumes in Europe, partially offset by increased selling prices in certain markets and higher volumes in the U.S. and Asia.

•                  Adjusted EBITDA decreased from the negative impact of currency changes, lower volumes, along with higher selling, general and administrative and raw material costs. This was partially offset by increased selling prices.

•                  Performance Additives:  Net sales and Adjusted EBITDA decreased 7.1% and 16.7%, respectively.

•                  Net sales decreased from lower volumes primarily in Color Pigments and Services and the negative impact of currency changes. This was partially offset by increased selling prices and a favorable product mix.

•                  Adjusted EBITDA decreased from lower net sales and higher raw material costs.

•                  Titanium Dioxide Pigments:  Net sales and Adjusted EBITDA decreased 17.4% and 13.7%, respectively.

•                  Net sales decreased as lower volumes and the negative impact of currency changes were partially offset by higher selling prices.

•                  Adjusted EBITDA decreased from lower volumes and higher raw material costs, primarily slag and ilmenite, and the negative impact of currency changes. This was partially offset by increased selling prices.

•                  Advanced Ceramics:  Net sales and Adjusted EBITDA decreased 7.9% and 5.7%, respectively.

•                  Net sales and Adjusted EBITDA decreased primarily from the negative impact of currency changes, partially offset by higher volumes, particularly medical applications.

•                  Corporate and other:  Net sales decreased 24.1% and Adjusted loss before interest, taxes, depreciation and amortization decreased 45.6%.

•                  Net sales decreased primarily from lower volumes and selling prices in our metal sulfides business and the negative impact of currency changes.

•                  Adjusted loss before interest, taxes, depreciation and amortization decreased primarily from lower variable compensation costs.

Other Financial Items:

•                  Interest expense, net decreased $9.8 million in the second quarter of 2012 compared to the same period in the prior year, primarily due to debt repayments.

•                  Loss on early extinguishment/modification of debt. In connection with the refinancing of the titanium dioxide facility agreement and the repayment of the outstanding titanium dioxide term loans, we recorded a charge of $2.7 million in the second quarter of 2012 comprised of fees of $2.4 million and the write-off of deferred financing costs of $0.3 million.

•                  Foreign exchange. The foreign exchange loss of $6.7 million recorded in the second quarter of 2012 was primarily due to the impact of the weaker euro as of June 30, 2012 versus March 31, 2012 in connection with non-operating euro-denominated transactions.

•                  Income taxes. We recorded an income tax benefit of $108.8 million on income from continuing operations before taxes of $124.9 million in the second quarter of 2012, including the reversal of $139.0 million of our federal valuation allowance on net federal deferred tax assets, as it was determined that it is more likely than not that we will be able to utilize federal deferred tax assets in future years. Our normalized effective tax rate was approximately 23.2% for the second quarter of 2012.

•                  Free cash flow was an inflow of $39.0 million for the second quarter of 2012, and primarily consisted of net cash provided by operating activities of continuing operations, partially offset by capital expenditures.

•                  Net debt, which is total debt less cash and cash equivalents, was $1,423.4 million as of June 30, 2012 compared to $1,366.2 million as of December 31, 2011. The increase in net debt was primarily due to cash outflows for working capital, capital expenditures and a dividend payment to the noncontrolling partner in our titanium dioxide pigments venture.

Conference Call and Webcast

We will host a conference call and webcast to discuss the results of operations for the second quarter ended June 30, 2012 on Wednesday, August 1st, 2012 at 11:00 am Eastern Time. The dial-in number to access the conference call in the U.S. is (800) 288-8975 and the international dial-in number is (612) 332-0342. No access code is needed for either call. A replay of the conference call will be available through August 15th, 2012 at (800) 475-6701 in the U.S., access code: 251143, and internationally at (320) 365-3844, access code: 251143.

A listen only, live webcast of the conference call will be available at www.rocksp.com.  Materials for the call, including a PowerPoint file detailing the results, will be available for download on this site on the morning of the call. The webcast and PowerPoint file will be archived on Rockwood’s website.

Non-GAAP Financial Measures

This press release includes “non-GAAP financial measures,” such as, a discussion of Adjusted EBITDA, free cash flow and net income/diluted earnings per share from continuing operations attributable to Rockwood Holdings, Inc. excluding certain items. Adjusted EBITDA is not intended to be an alternative to net income attributable to Rockwood Holdings, Inc. as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. All presentations of consolidated Adjusted EBITDA are calculated using the definition set forth in the Company’s senior secured credit agreement as a basis and reflects management’s interpretations thereof.  Adjusted EBITDA, which is referred to under the senior secured credit agreement as “Consolidated EBITDA,” is defined in the senior secured credit agreement as consolidated earnings (which, as defined in the senior secured credit agreement, equals income (loss) before the deduction of income taxes of Rockwood Specialties Group, Inc. and the Restricted Subsidiaries (as such term is defined in the senior secured credit agreement), excluding extraordinary items) plus certain items including interest expense, depreciation expense, amortization expense, extraordinary losses and non-recurring charges, losses on asset sales, less certain items including extraordinary gains and non-recurring gains, non-cash gains and gains on asset sales.  We use Adjusted EBITDA on a consolidated basis to assess our operating performance, to calculate performance-based cash bonuses and determine whether certain performance-based options and restricted stock units vest (as such bonuses, options and restricted stock units are tied to Adjusted EBITDA), and as a liquidity measure. In addition, we use Adjusted EBITDA to determine compliance with our debt covenants. We also use Adjusted EBITDA on a segment basis as the primary measure used by our chief operating decision maker to evaluate the ongoing performance of our business segments and reporting units. A reconciliation of net income attributable to Rockwood Holdings, Inc. to Adjusted EBITDA is contained in this press release. We strongly urge you to review the reconciliation. In addition, we discuss sales growth in terms of nominal (actual) and net change (nominal less constant currency impacts).

Free cash flow is not intended to be an alternative to cash flows from operating activities as a measure of liquidity. Our presentation of free cash flow is defined as net cash from operating activities of continuing operations, less capital expenditures,  plus proceeds from government grants received and other items (including, among others, the cash impact of adjustments made to Adjusted EBITDA under our senior secured credit agreement). Management believes that free cash flow is meaningful to investors because it provides an additional measure of liquidity.  However, a limitation of free cash flow is that it does not represent the total increase or decrease in cash during the period. An additional limitation associated with the use of this measure is that the term “free cash flow” does not have a standardized meaning.  Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may provide investors a comparable view of our performance in relation to other companies.  Management compensates for this limitation by presenting the most comparable GAAP measure, net cash provided by operating activities of continuing operations, with free cash flow within its earnings release and by providing a reconciliation that shows and describes the adjustments made. A reconciliation of net cash provided by operating activities of continuing operations to free cash flow is provided in the accompanying tables.

Neither net income from continuing operations attributable to Rockwood Holdings, Inc. excluding certain items nor diluted earnings per share from continuing operations attributable to Rockwood Holdings, Inc. excluding certain items is intended to be an alternative for net income or diluted earnings per share. Management believes that net income and diluted earnings per share from continuing operations attributable to Rockwood Holdings, Inc. excluding certain items is meaningful to investors because it provides a view of the Company with respect to ongoing operating results. Reconciliations of these non-GAAP financial measures are included herein. These non-GAAP measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies.

Rockwood Holdings, Inc. is a leading global specialty chemicals and advanced materials company. Rockwood has a worldwide employee base of approximately 10,000 people and annual net sales of approximately $3.7 billion. Rockwood focuses on global niche segments of the specialty chemicals, pigments and additives and advanced materials markets. For more information on Rockwood, please visit www.rocksp.com.

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The information set forth in this press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the business, operations and financial condition of Rockwood Holdings, Inc. and its subsidiaries and affiliates (“Rockwood”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “predicts” and variations of such words or expressions are intended to identify forward-looking statements. Although Rockwood believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. “Forward-looking statements” consist of all non-historical information, including any statements referring to the prospects and future performance of Rockwood. Actual results could differ materially from those projected in Rockwood’s forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the “Risk Factors” described in Rockwood’s periodic reports on file with the Securities and Exchange Commission. Rockwood does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Dollars in millions, except per share amounts; shares in thousands)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011
Net sales	$905.6	$1,000.0	$1,815.1	$1,914.0
Cost of products sold	585.3	654.4	1,152.0	1,247.3
Gross profit	320.3	345.6	663.1	666.7

Selling, general and administrative expenses	167.5	181.4	344.6	362.1
Restructuring and other severance costs	3.7	4.0	17.9	5.0
Operating income	149.1	160.2	300.6	299.6

Other expenses, net:
Interest expense, net (a)	(14.9)	(24.7)	(35.4)	(47.7)
Loss on early extinguishment/modification of debt	(2.7)	(0.3)	(12.4)	(16.5)
Foreign exchange (loss) gain on financing activities, net	(6.7)	2.2	(7.7)	4.2
Other, net	0.1	(0.1)	0.1	(0.1)
Other expenses, net	(24.2)	(22.9)	(55.4)	(60.1)

Income from continuing operations before taxes	124.9	137.3	245.2	239.5
Income tax (benefit) provision	(108.8)	37.8	(78.2)	66.6
Income from continuing operations	233.7	99.5	323.4	172.9
Income from discontinued operations, net of tax (b)	—	5.6	—	120.3
Net income	233.7	105.1	323.4	293.2
Net income attributable to noncontrolling interest	(8.8)	(10.6)	(22.7)	(20.7)
Net income attributable to Rockwood Holdings, Inc.	$224.9	$94.5	$300.7	$272.5

Amounts attributable to Rockwood Holdings, Inc.:
Income from continuing operations	$224.9	$88.9	$300.7	$152.2
Income from discontinued operations	—	5.6	—	120.3
Net income	$224.9	$94.5	$300.7	$272.5

Basic earnings per share attributable to Rockwood Holdings, Inc.:
Earnings from continuing operations	$2.90	$1.16	$3.88	$1.99
Earnings from discontinued operations (b)	—	0.08	—	1.58
Basic earnings per share	$2.90	$1.24	$3.88	$3.57

Diluted earnings per share attributable to Rockwood Holdings, Inc.:
Earnings from continuing operations	$2.81	$1.11	$3.76	$1.91
Earnings from discontinued operations (b)	—	0.07	—	1.51
Diluted earnings per share	$2.81	$1.18	$3.76	$3.42

Weighted average number of basic shares outstanding	77,600	76,446	77,492	76,292
Weighted average number of diluted shares outstanding	80,011	79,946	79,994	79,778

(a) Interest expense, net includes:
Interest expense on debt, net	$(13.5)	$(22.1)	$(32.3)	$(50.1)
Mark-to-market gains (losses) on interest rate swaps	0.2	(1.4)	(0.2)	4.9
Deferred financing costs	(1.6)	(1.2)	(2.9)	(2.5)
Total	$(14.9)	$(24.7)	$(35.4)	$(47.7)

(b) Primarily relates to the gain on sale of the AlphaGary plastic compounding business.

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Dollars in millions, except per share amounts; shares in thousands)

(Unaudited)

	June 30,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$343.4	$321.5
Accounts receivable, net	532.2	454.1
Inventories	763.1	674.3
Deferred income taxes	13.8	10.2
Prepaid expenses and other current assets	64.1	75.1
Total current assets	1,716.6	1,535.2
Property, plant and equipment, net	1,617.4	1,618.5
Goodwill	830.6	849.6
Other intangible assets, net	462.2	509.7
Deferred financing costs, net	36.4	14.3
Deferred income taxes	155.2	19.3
Other assets	51.8	41.0
Total assets	$4,870.2	$4,587.6
LIABILITIES
Current liabilities:
Accounts payable	$213.7	$249.1
Income taxes payable	68.1	45.8
Accrued compensation	109.8	161.4
Accrued expenses and other current liabilities	153.8	129.6
Deferred income taxes	3.7	3.8
Long-term debt, current portion	88.3	250.5
Total current liabilities	637.4	840.2
Long-term debt	1,678.5	1,437.2
Pension and related liabilities	447.8	450.7
Deferred income taxes	93.1	86.5
Other liabilities	110.4	100.6
Total liabilities	2,967.2	2,915.2
Restricted stock units	19.7	14.0
EQUITY
Rockwood Holdings, Inc. stockholders’ equity:
Common stock ($0.01 par value, 400,000 shares authorized, 77,731 shares issued and 77,637 shares outstanding at June 30, 2012; 400,000 shares authorized, 77,030 shares issued and 76,936 shares outstanding at December 31, 2011)	0.8	0.8
Paid-in capital	1,230.5	1,222.2
Accumulated other comprehensive (loss) income	(20.9)	10.1
Retained earnings	401.2	128.5
Treasury stock, at cost	(1.4)	(1.4)
Total Rockwood Holdings, Inc. stockholders’ equity	1,610.2	1,360.2
Noncontrolling interest	273.1	298.2
Total equity	1,883.3	1,658.4
Total liabilities and equity	$4,870.2	$4,587.6

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Dollars in millions)

(Unaudited)

	Six months ended
	June 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$323.4	$293.2
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations, net of tax (a)	—	(120.3)
Depreciation and amortization	130.9	133.2
Deferred financing costs amortization	2.9	2.5
Loss on early extinguishment/modification of debt	12.4	16.5
Foreign exchange loss (gain) on financing activities, net	7.7	(4.2)
Fair value adjustment of derivatives	0.2	(4.9)
Bad debt provision	0.1	0.5
Stock-based compensation	5.8	6.4
Deferred income taxes	(131.2)	14.8
Restructuring and other	11.7	0.3
Excess tax benefits from stock-based payment arrangements	(1.4)	—
Changes in assets and liabilities, net of the effect of foreign currency translation and acquisitions:
Accounts receivable	(85.8)	(106.1)
Inventories	(100.4)	(38.4)
Prepaid expenses and other assets	(0.7)	(0.8)
Accounts payable	(12.1)	(5.2)
Income taxes payable	24.0	24.7
Accrued expenses and other liabilities	(39.0)	(47.4)
Net cash provided by operating activities of continuing operations	148.5	164.8
Net cash used in operating activities of discontinued operations	(1.9)	(1.8)
Net cash provided by operating activities	146.6	163.0
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures (b)	(144.0)	(110.6)
Acquisitions	(0.8)	(0.8)
Proceeds on sale of assets	1.7	0.3
Net cash used in investing activities of continuing operations	(143.1)	(111.1)
Net cash provided by investing activities of discontinued operations, representing net sale proceeds in 2011	—	300.8
Net cash (used in) provided by investing activities	(143.1)	189.7
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock, net of fees	6.0	9.2
Excess tax benefits from stock-based payment arrangements	1.4	—
Payments of long-term debt	(664.7)	(432.1)
Proceeds from long-term debt	737.4	—
Loan repayments to noncontrolling shareholders	—	(5.0)
Deferred financing costs	(27.6)	(5.3)
Fees related to early extinguishment/modification of debt	(8.8)	(12.9)
Dividend distributions to noncontrolling shareholder	(41.3)	(0.5)
Net cash provided by (used in) financing activities	2.4	(446.6)
Effect of exchange rate changes on cash and cash equivalents	16.0	(11.6)
Net increase (decrease) in cash and cash equivalents	21.9	(105.5)
Less net decrease in cash and cash equivalents from discontinued operations	—	(16.6)
Increase (decrease) in cash and cash equivalents from continuing operations	21.9	(88.9)
Cash and cash equivalents of continuing operations, beginning of period	321.5	324.1
Cash and cash equivalents of continuing operations, end of period	$343.4	$235.2

Supplemental disclosures of cash flow information:
Interest paid	$38.1	$62.0
Income taxes paid, net of refunds	29.0	27.1
Non-cash investing activities:
Acquisition of capital equipment	15.1	15.1

(a) Primarily relates to the gain on sale of the AlphaGary plastic compounding business.

(b) Net of government grants of $7.6 million and $6.3 million for the six months ended June 30, 2012 and 2011, respectively.

Rockwood Holdings, Inc. and Subsidiaries

Net Sales and Adjusted EBITDA

	Net Sales
	Three Months Ended
	June 30,
($ in millions)	2012	2011	% Change
Lithium	$124.6	$124.3	0.2%
Surface Treatment	183.8	194.3	(5.4)
Performance Additives	205.5	221.2	(7.1)
Titanium Dioxide Pigments	211.7	256.2	(17.4)
Advanced Ceramics	142.8	155.0	(7.9)
Corporate and other	37.2	49.0	(24.1)
Total	$905.6	$1,000.0	(9.4)%

	Adjusted EBITDA
	Three Months Ended
	June 30,
($ in millions)	2012	2011	% Change
Lithium	$48.1	$46.1	4.3%
Surface Treatment	39.0	39.9	(2.3)
Performance Additives	38.3	46.0	(16.7)
Titanium Dioxide Pigments	54.8	63.5	(13.7)
Advanced Ceramics	47.7	50.6	(5.7)
Corporate and other	(6.8)	(12.5)	45.6
Total Adjusted EBITDA	$221.1	$233.6	(5.4)%

Rockwood Holdings, Inc. and Subsidiaries

Net Sales and Adjusted EBITDA

	Net Sales
	Six Months Ended
	June 30,
($ in millions)	2012	2011	% Change
Lithium	$239.3	$237.6	0.7%
Surface Treatment	372.4	376.7	(1.1)
Performance Additives	402.0	414.0	(2.9)
Titanium Dioxide Pigments	436.8	482.8	(9.5)
Advanced Ceramics	287.4	309.1	(7.0)
Corporate and other	77.2	93.8	(17.7)
Total	$1,815.1	$1,914.0	(5.2)%

	Adjusted EBITDA
	Six Months Ended
	June 30,
($ in millions)	2012	2011	% Change
Lithium	$92.5	$87.2	6.1%
Surface Treatment	78.7	77.1	2.1
Performance Additives	77.1	80.9	(4.7)
Titanium Dioxide Pigments	130.4	118.2	10.3
Advanced Ceramics	94.0	98.9	(5.0)
Corporate and other	(16.7)	(22.1)	24.4
Adjusted EBITDA from continuing operations	456.0	440.2	3.6
Discontinued operations - Plastic Compounding	—	0.2	(100.0)
Total Adjusted EBITDA	$456.0	$440.4	3.5%

(a) Excludes net sales of $3.9 million for the six months ended June 30, 2011 from the AlphaGary plastic compounding business that was sold in January 2011. The results of this business have been accounted for as a discontinued operation in the condensed consolidated financial statements for all periods presented.

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Segment Net Sales and Adjusted EBITDA

	Three Months Ended
	June 30,		Total	Total
($ in millions)	2012	2011	Change in $	Change in %
Net Sales:
Lithium	$124.6	$124.3	$0.3	0.2%
Surface Treatment	183.8	194.3	(10.5)	(5.4)
Performance Additives	205.5	221.2	(15.7)	(7.1)
Titanium Dioxide Pigments	211.7	256.2	(44.5)	(17.4)
Advanced Ceramics	142.8	155.0	(12.2)	(7.9)
Corporate and other	37.2	49.0	(11.8)	(24.1)
Total	$905.6	$1,000.0	$(94.4)	(9.4)%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $ (a)	Change in $	Change in %
Net Sales:
Lithium	$(6.4)	$6.7	5.4%
Surface Treatment	(16.4)	5.9	3.0
Performance Additives	(6.7)	(9.0)	(4.1)
Titanium Dioxide Pigments	(25.6)	(18.9)	(7.4)
Advanced Ceramics	(15.5)	3.3	2.1
Corporate and other	(4.5)	(7.3)	(14.9)
Total	$(75.1)	$(19.3)	(1.9)%

	Three Months Ended
	June 30,		Total	Total
($ in millions)	2012	2011	Change in $	Change in %
Adjusted EBITDA:
Lithium	$48.1	$46.1	$2.0	4.3%
Surface Treatment	39.0	39.9	(0.9)	(2.3)
Performance Additives	38.3	46.0	(7.7)	(16.7)
Titanium Dioxide Pigments	54.8	63.5	(8.7)	(13.7)
Advanced Ceramics	47.7	50.6	(2.9)	(5.7)
Corporate and other	(6.8)	(12.5)	5.7	45.6
Total Adjusted EBITDA	$221.1	$233.6	$(12.5)	(5.4)%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $ (a)	Change in $	Change in %
Adjusted EBITDA:
Lithium	$(1.9)	$3.9	8.5%
Surface Treatment	(3.0)	2.1	5.3
Performance Additives	(1.4)	(6.3)	(13.7)
Titanium Dioxide Pigments	(6.6)	(2.1)	(3.3)
Advanced Ceramics	(5.6)	2.7	5.3
Corporate and other	(0.7)	6.4	51.2
Total Adjusted EBITDA	$(19.2)	$6.7	2.9%

(a) The constant currency effect is the translation impact of the change in the average rate of exchange of another currency to the U.S. dollar for the applicable period as compared to the preceding period. The impact primarily relates to the conversion of the Euro to the U.S. dollar.

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Segment Net Sales and Adjusted EBITDA

	Six Months Ended
	June 30,		Total	Total
($ in millions)	2012	2011	Change in $	Change in %
Net Sales:
Lithium	$239.3	$237.6	$1.7	0.7%
Surface Treatment	372.4	376.7	(4.3)	(1.1)
Performance Additives	402.0	414.0	(12.0)	(2.9)
Titanium Dioxide Pigments	436.8	482.8	(46.0)	(9.5)
Advanced Ceramics	287.4	309.1	(21.7)	(7.0)
Corporate and other	77.2	93.8	(16.6)	(17.7)
Total	$1,815.1	$1,914.0	$(98.9)	(5.2)%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $ (a)	Change in $	Change in %
Net Sales:
Lithium	$(8.5)	$10.2	4.3%
Surface Treatment	(22.9)	18.6	4.9
Performance Additives	(9.1)	(2.9)	(0.7)
Titanium Dioxide Pigments	(35.4)	(10.6)	(2.2)
Advanced Ceramics	(21.0)	(0.7)	(0.2)
Corporate and other	(6.2)	(10.4)	(11.1)
Total	$(103.1)	$4.2	0.2%

	Six Months Ended
	June 30,		Total	Total
($ in millions)	2012	2011	Change in $	Change in %
Adjusted EBITDA:
Lithium	$92.5	$87.2	$5.3	6.1%
Surface Treatment	78.7	77.1	1.6	2.1
Performance Additives	77.1	80.9	(3.8)	(4.7)
Titanium Dioxide Pigments	130.4	118.2	12.2	10.3
Advanced Ceramics	94.0	98.9	(4.9)	(5.0)
Corporate and other	(16.7)	(22.1)	5.4	24.4
Adjusted EBITDA from continuing operations	456.0	440.2	15.8	3.6
Discontinued operations - Plastic Compounding	—	0.2	(0.2)	(100.0)
Total Adjusted EBITDA	$456.0	$440.4	$15.6	3.5%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $ (a)	Change in $	Change in %
Adjusted EBITDA:
Lithium	$(3.0)	$8.3	9.5%
Surface Treatment	(4.2)	5.8	7.5
Performance Additives	(1.9)	(1.9)	(2.3)
Titanium Dioxide Pigments	(9.8)	22.0	18.6
Advanced Ceramics	(7.6)	2.7	2.7
Corporate and other	(0.9)	6.3	28.5
Adjusted EBITDA from continuing operations	(27.4)	43.2	9.8
Discontinued operations - Plastic Compounding	—	(0.2)	(100.0)
Total Adjusted EBITDA	$(27.4)	$43.0	9.8%

(a) The constant currency effect is the translation impact of the change in the average rate of exchange of another currency to the U.S. dollar for the applicable period as compared to the preceding period. The impact primarily relates to the conversion of the Euro to the U.S. dollar.

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Income (Loss) from Continuing Operations before Taxes to Adjusted EBITDA by Segment

				Titanium
		Surface	Performance	Dioxide
($ in millions)	Lithium	Treatment	Additives	Pigments
Three months ended June 30, 2012

Income (loss) from continuing operations before taxes	$36.4	$23.7	$20.0	$29.6
Interest expense, net	0.9	3.6	1.8	3.6
Depreciation and amortization	10.8	7.9	14.7	17.0
Restructuring and other severance costs	0.8	1.2	1.6	—
Systems/organization establishment expenses	0.3	—	0.1	—
Acquisition and disposal costs	—	0.1	—	1.7
Loss on early extinguishment/modification of debt	—	—	—	2.7
Foreign exchange (gain) loss on financing activities, net	(1.2)	2.1	(0.1)	—
Other	0.1	0.4	0.2	0.2
Total Adjusted EBITDA	$48.1	$39.0	$38.3	$54.8

	Advanced	Corporate and
($ in millions)	Ceramics	other	Consolidated
Three months ended June 30, 2012

Income (loss) from continuing operations before taxes	$31.3	$(16.1)	$124.9
Interest expense, net	3.6	1.4	14.9
Depreciation and amortization	12.6	2.1	65.1
Restructuring and other severance costs	0.1	—	3.7
Systems/organization establishment expenses	—	—	0.4
Acquisition and disposal costs	—	0.2	2.0
Loss on early extinguishment/modification of debt	—	—	2.7
Foreign exchange (gain) loss on financing activities, net	0.2	5.7	6.7
Other	(0.1)	(0.1)	0.7
Total Adjusted EBITDA	$47.7	$(6.8)	$221.1

				Titanium
		Surface	Performance	Dioxide
($ in millions)	Lithium	Treatment	Additives	Pigments
Three months ended June 30, 2011

Income (loss) from continuing operations before taxes	$31.9	$25.2	$28.4	$40.7
Interest expense, net	2.0	4.9	2.2	4.2
Depreciation and amortization	10.4	8.7	14.5	18.3
Restructuring and other severance costs	1.9	1.3	0.7	—
Systems/organization establishment expenses	—	0.2	0.2	0.3
Acquisition and disposal costs	—	—	—	—
(Gain) loss on early extinguishment/modification of debt	(0.2)	0.2	—	—
Foreign exchange loss (gain) on financing activities, net	0.1	(1.0)	—	—
Other	—	0.4	—	—
Total Adjusted EBITDA	$46.1	$39.9	$46.0	$63.5

	Advanced	Corporate and
($ in millions)	Ceramics	other	Consolidated
Three months ended June 30, 2011

Income (loss) from continuing operations before taxes	$31.4	$(20.3)	$137.3
Interest expense, net	5.4	6.0	24.7
Depreciation and amortization	13.7	2.2	67.8
Restructuring and other severance costs	0.1	—	4.0
Systems/organization establishment expenses	—	—	0.7
Acquisition and disposal costs	—	0.1	0.1
(Gain) loss on early extinguishment/modification of debt	—	0.3	0.3
Foreign exchange loss (gain) on financing activities, net	(0.1)	(1.2)	(2.2)
Other	0.1	0.4	0.9
Total Adjusted EBITDA	$50.6	$(12.5)	$233.6

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Income (Loss) from Continuing Operations before Taxes to Adjusted EBITDA by Segment

				Titanium
		Surface	Performance	Dioxide
($ in millions)	Lithium	Treatment	Additives	Pigments
Six months ended June 30, 2012

Income (loss) from continuing operations before taxes	$52.4	$46.4	$38.5	$83.2
Interest expense, net	1.9	8.8	4.0	5.5
Depreciation and amortization	21.5	15.8	29.8	34.3
Restructuring and other severance costs	12.1	2.0	3.6	—
Systems/organization establishment expenses	0.3	—	0.2	1.5
Acquisition and disposal costs	—	0.1	—	1.7
Loss on early extinguishment/modification of debt	2.2	3.0	0.9	2.7
Foreign exchange loss (gain) on financing activities, net	2.0	2.1	(0.1)	—
Other	0.1	0.5	0.2	1.5
Total Adjusted EBITDA	$92.5	$78.7	$77.1	$130.4

	Advanced	Corporate and
($ in millions)	Ceramics	other	Consolidated
Six months ended June 30, 2012

Income (loss) from continuing operations before taxes	$59.9	$(35.2)	$245.2
Interest expense, net	8.2	7.0	35.4
Depreciation and amortization	25.4	4.1	130.9
Restructuring and other severance costs	0.1	0.1	17.9
Systems/organization establishment expenses	—	—	2.0
Acquisition and disposal costs	—	0.2	2.0
Loss on early extinguishment/modification of debt	0.7	2.9	12.4
Foreign exchange loss (gain) on financing activities, net	(0.3)	4.0	7.7
Other	—	0.2	2.5
Total Adjusted EBITDA	$94.0	$(16.7)	$456.0

				Titanium
		Surface	Performance	Dioxide
($ in millions)	Lithium	Treatment	Additives	Pigments
Six months ended June 30, 2011

Income (loss) from continuing operations before taxes	$57.6	$42.4	$43.5	$79.4
Interest expense, net	4.2	10.8	4.7	3.1
Depreciation and amortization	20.1	17.5	28.7	35.4
Restructuring and other severance costs	1.9	2.2	0.8	—
Systems/organization establishment expenses	—	0.3	0.4	0.3
Acquisition and disposal costs	—	0.1	—	—
Loss on early extinguishment/modification of debt	2.9	4.7	1.7	—
Foreign exchange loss (gain) on financing activities, net	0.4	(1.4)	1.0	—
Other	0.1	0.5	0.1	—
Adjusted EBITDA from continuing operations	87.2	77.1	80.9	118.2
Discontinued operations - Plastic Compounding	—	—	—	—
Total Adjusted EBITDA	$87.2	$77.1	$80.9	$118.2

		Discontinued
		Operations -
	Advanced	Plastic	Corporate and
($ in millions)	Ceramics	Compounding	other	Consolidated
Six months ended June 30, 2011

Income (loss) from continuing operations before taxes	$56.2	$—	$(39.6)	$239.5
Interest expense, net	11.6	—	13.3	47.7
Depreciation and amortization	27.1	—	4.4	133.2
Restructuring and other severance costs	0.1	—	—	5.0
Systems/organization establishment expenses	—	—	—	1.0
Acquisition and disposal costs	—	—	0.1	0.2
Loss on early extinguishment/modification of debt	4.0	—	3.2	16.5
Foreign exchange loss (gain) on financing activities, net	(0.2)	—	(4.0)	(4.2)
Other	0.1	—	0.5	1.3
Adjusted EBITDA from continuing operations	98.9	—	(22.1)	440.2
Discontinued operations - Plastic Compounding	—	0.2	—	0.2
Total Adjusted EBITDA	$98.9	$0.2	$(22.1)	$440.4

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income Attributable to

Rockwood Holdings, Inc. to Adjusted EBITDA

($ in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Net income attributable to Rockwood Holdings, Inc.	$224.9	$94.5	$300.7	$272.5
Net income attributable to noncontrolling interest	8.8	10.6	22.7	20.7
Net income	233.7	105.1	323.4	293.2
Income tax (benefit) provision	(108.8)	37.8	(78.2)	66.6
Income from discontinued operations, net of tax (a)	—	(5.6)	—	(120.3)
Income from continuing operations before taxes	124.9	137.3	245.2	239.5
Interest expense, net	14.9	24.7	35.4	47.7
Depreciation and amortization	65.1	67.8	130.9	133.2
Restructuring and other severance costs	3.7	4.0	17.9	5.0
Systems/organization establishment expenses	0.4	0.7	2.0	1.0
Acquisition and disposal costs	2.0	0.1	2.0	0.2
Loss on early extinguishment/modification of debt	2.7	0.3	12.4	16.5
Foreign exchange loss (gain) on financing activities, net	6.7	(2.2)	7.7	(4.2)
Other	0.7	0.9	2.5	1.3
Adjusted EBITDA from continuing operations	221.1	233.6	456.0	440.2
Discontinued operations - Plastic Compounding	—	—	—	0.2
Total Adjusted EBITDA	$221.1	$233.6	$456.0	$440.4

(a) Primarily relates to the gain on sale of the AlphaGary plastic compounding business.

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Net Cash Provided By Operating Activities From

Continuing Operations to Adjusted EBITDA

	Six months ended
	June 30,
($ in millions)	2012	2011
Net cash provided by operating activities from continuing operations	$148.5	$164.8
Changes in assets and liabilities, net of the effect of foreign currency translation and acquisitions	197.9	166.8
Current portion of income tax provision	53.0	51.8
Interest expense, net, excluding amortization of deferred financing costs and unrealized losses/gains on derivatives	32.3	50.1
Restructuring and other severance costs	17.9	5.0
Systems/organization establishment expenses	2.0	1.0
Acquisition and disposal costs	2.0	0.2
Bad debt provision	(0.1)	(0.5)
Other	2.5	1.0
Adjusted EBITDA from continuing operations	456.0	440.2
Discontinued operations - Plastic Compounding	—	0.2
Total Adjusted EBITDA	$456.0	$440.4

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Net Cash Provided by Operating Activities From

Continuing Operations to Free Cash Flow

Three months ended
($ in millions)	June 30, 2012
Net cash provided by operating activities of continuing operations	$100.9
Capital expenditures, net of government grants received	(69.8)
Restructuring charges	4.2
Excess tax benefits from stock-based payment arrangements	0.7
Other (a)	3.0
Free Cash Flow	$39.0

(a) Represents the cash impact of adjustments made to EBITDA under our senior secured credit agreement.

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income/Diluted Earnings Per Share from Continuing Operations Attributable to Rockwood Holdings, Inc.

as Reported to Net Income/Diluted Earnings Per Share from Continuing Operations Attributable to Rockwood Holdings, Inc. as Adjusted

(Dollars in millions, except per share amounts; shares in thousands)

	Three Months Ended June 30, 2012		Three Months Ended June 30, 2011
	Net Income from Continuing	Diluted EPS	Net Income from Continuing	Diluted EPS
	Operations Attributable	from	Operations Attributable	from
	to Rockwood	Continuing	to Rockwood	Continuing
	Holdings, Inc.	Operations	Holdings, Inc.	Operations
As reported	$224.9	$2.81	$88.9	$1.11

Adjustments to expenses from continuing operations:
Foreign exchange loss on financing activities, net	5.9	0.07	—	—
Restructuring and other severance costs	4.4	0.06	2.8	0.03
Acquisition and disposal costs	1.2	0.02	0.1	—
Loss on early extinguishment/modification of debt	1.1	0.01	0.2	—
Systems/organization establishment expenses	0.3	—	0.4	0.01
Impact of tax related items	—	—	0.9	0.01
Mark-to-market swap loss	—	—	1.2	0.02
Other	0.4	0.01	0.9	0.01
Subtotal	13.3	0.17	6.5	0.08

Adjustments to income from continuing operations:
Valuation allowance reversal	(139.0)	(1.74)	—	—
Mark-to-market swap gain	(0.1)	—	—	—
Foreign exchange gain on financing activities, net	—	—	(1.8)	(0.02)
Subtotal	(139.1)	(1.74)	(1.8)	(0.02)

Total adjustments (a)	(125.8)	(1.57)	4.7	0.06

As adjusted	$99.1	$1.24	$93.6	$1.17

Weighted average number of diluted shares outstanding		80,011		79,946

(a) The tax effects of the adjustments are benefits of $141.5 million and $0.5 million for the three months ended June 30, 2012 and 2011, respectively, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances.

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income/Diluted Earnings Per Share from Continuing Operations Attributable to Rockwood Holdings, Inc.

as Reported to Net Income/Diluted Earnings Per Share from Continuing Operations Attributable to Rockwood Holdings, Inc. as Adjusted

(Dollars in millions, except per share amounts; shares in thousands)

	Six Months Ended June 30, 2012		Six Months Ended June 30, 2011
	Net Income from Continuing	Diluted EPS	Net Income from Continuing	Diluted EPS
	Operations Attributable	from	Operations Attributable	from
	to Rockwood	Continuing	to Rockwood	Continuing
	Holdings, Inc.	Operations	Holdings, Inc.	Operations
As reported	$300.7	$3.76	$152.2	$1.91

Adjustments to expenses from continuing operations:
Restructuring and other severance costs	16.6	0.21	3.7	0.05
Loss on early extinguishment/modification of debt	9.0	0.11	13.4	0.17
Foreign exchange loss on financing activities, net	6.7	0.08	—	—
Acquisition and disposal costs	1.2	0.02	0.2	—
Systems/organization establishment expenses	0.8	0.01	0.6	—
Mark-to-market swap loss	0.1	—	—	—
Other	1.6	0.02	1.1	0.01
Subtotal	36.0	0.45	19.0	0.23

Adjustments to income from continuing operations:
Valuation allowance reversal	(139.0)	(1.74)	—	—
Mark-to-market swap gain	—	—	(3.2)	(0.04)
Foreign exchange gain on financing activities, net	—	—	(4.2)	(0.05)
Subtotal	(139.0)	(1.74)	(7.4)	(0.09)

Total adjustments (a)	(103.0)	(1.29)	11.6	0.14

As adjusted	$197.7	$2.47	$163.8	$2.05

Weighted average number of diluted shares outstanding		79,994		79,778

(a) The tax effects of the adjustments are benefits of $147.4 million and $4.3 million for the six months ended June 30, 2012 and 2011, respectively, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances.

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of the Effective Tax Rate as Reported

to the Normalized Effective Tax Rate

Three months ended
June 30, 2012
As reported effective tax rate	(87.1)%
Adjustments:
Valuation allowance reversal	111.3
Other	(1.0)
Total adjustments	110.3

Normalized effective tax rate	23.2%